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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MARINER ENERGY, INC.

     The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 3, 1983 under the name Trafalgar House Oil and Gas Inc. A Certificate of Amendment was filed on June 2, 1989 changing the name from Trafalgar House Oil and Gas Inc. to Hardy Oil & Gas USA Inc. A Restated Certificate of Incorporation changing the name of the corporation from Hardy Oil & Gas USA Inc. to Mariner Energy, Inc. was filed on June 12, 1996.

     ARTICLE ONE: Name. The name of the corporation is Mariner Energy, Inc. (the "Corporation").

     ARTICLE TWO: Address. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     ARTICLE THREE: Purpose. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

     ARTICLE FOUR: Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 90 million shares, of which 70 million shares shall be shares of Common Stock, par value $.0001 per share ("Common Stock"), and 20 million shares shall be shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation, the 1,380 shares of Common Stock, par value $1.00 per share, of the Corporation that are currently issued and outstanding, shall automatically be reclassified, changed and converted into 29,748,130 shares of Common Stock, par value $.0001 per share. The powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions of each class of capital stock shall be governed by the following provisions:

          Section 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized (i) to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series, (ii) to establish from time to time the number of shares to be included in each such series, (iii) (to the extent not expressly provided for herein) to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions, if any, thereof, by filing one or more certificates pursuant to the DGCL (hereinafter, referred to as a "Preferred Stock Designation"), and (iv) to increase or decrease the number of shares of any such


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     series to the extent permitted by the DGCL and the Preferred Stock
     Designation (but not below the number of shares thereof then outstanding). The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (a) The designation of the series, which may be by distinguishing the number, letter or title of such series.

               (b) The number of shares of the series.

               (c) Whether dividends, if any, shall be paid in cash or in capital stock or other securities, whether such dividends shall be cumulative (and, if so, from which date or dates for each such series) or noncumulative, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or any other series of capital stock, and the dividend rate, if any, of the series.

               (d) Conditions and dates upon which dividends, if any, shall be payable.

               (e) The redemption rights and redemption price or prices, if any, for shares of the series.

               (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

               (g) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

               (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of capital stock, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

               (i) Restrictions on the issuance of shares of the same series or of any other class or series.

               (j) The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of directors or otherwise.

               (k) The price or other consideration for which shares of the series shall be issued and, if deemed desirable, the stated value or other valuation of the shares constituting such series.

               (l) Any other relative rights, preferences and limitations of that series.


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          Section 2. Common Stock.

               (a) General. All shares of Common Stock shall be identical and will entitle holders thereof to the same rights and privileges, except as otherwise provided herein. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore.

               (b) Voting Rights.

                    (i) Each registered holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

                    (ii) Except as otherwise provided by law, each registered
               holder of Common Stock shall be entitled to vote for the election of directors of the Corporation as provided for in Section 2 of Article Five of this Second Amended and Restated Certificate of Incorporation and shall be entitled to vote on all other matters submitted to a vote of stockholders of the Corporation.

               (c) Dividends. Any dividend or distribution on Common Stock shall be payable on shares of Common Stock ratably.

               (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     ARTICLE FIVE: Directors. The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by the Board of Directors in its sole discretion in accordance with Article III of the Bylaws of the Corporation; subject, however, to the rights of the holders of any series of Preferred Stock of the Corporation, as set forth in a Preferred Stock Designation, to elect additional Directors under specified circumstances, and shall be subject to the following provisions:

          Section 1. Classification. The directors shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class


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     III. The term of office of the initial Class I directors shall expire on the date of the first annual meeting of stockholders following adoption of this Second Amended and Restated Certificate of Incorporation by the affirmative vote of the stockholders (the "Effective Time"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders after the Effective Time and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders after the Effective Time. At each annual stockholders' meeting after the Effective Time, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

          Section 2. Election. Holders of Common Stock shall elect all directors of the Corporation (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the Preferred Stock Designation establishing such series).

          Section 3. Written Ballot. The election of directors need not be by written ballot except as may otherwise be provided in the Bylaws.

          Section 4. Cumulative Voting: Cumulative voting for the election of directors is not allowed.

          Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, (i) no director may be removed without cause and (ii) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director or the entire Board of Directors for cause.

     ARTICLE SIX: Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.


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     ARTICLE SEVEN: Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     ARTICLE EIGHT: Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     ARTICLE NINE: Arrangements with Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ARTICLE TEN: Section 203. The Corporation elects not to be governed by
Section 203 of the DGCL until the first date on which MEI Acquisitions Holdings, LLC and its current (as of the Effective Time) and future Affiliates (as defined in Article Thirteen of this Second Amended and Restated Certificate of Incorporation) cease to beneficially own fifteen percent (15%) or more of the voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, at which time Section 203 of the DGCL shall apply to the Corporation.

     ARTICLE ELEVEN: Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174


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of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Eleven by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     ARTICLE TWELVE: Indemnification. The Corporation shall indemnify, to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each director and officer of the Corporation, and may indemnify each employee and agent of the Corporation, and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.

     ARTICLE THIRTEEN: Corporate Opportunities. If MEI Acquisitions Holdings, LLC or any of its current (as of the Effective Time) or future Affiliates (except the Corporation) (collectively, the "Group") or any director of the Corporation who is a director, officer or employee of the Group acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in, and no expectation that, such Corporate Opportunity be offered to it, any such interest or expectation being hereby renounced so that the Group and such individuals (1) shall (i) have no duty to communicate or present such Corporate Opportunity to the Corporation and (ii) have the right to hold any such Corporate Opportunity for the Group's (and its officers', directors', agents', stockholders', members', partners', Affiliates' or Subsidiaries') own account and benefit; or to recommend, assign, or otherwise transfer or deal in such Corporate Opportunity to Persons other than the Corporation or any Affiliate of the Corporation and (2) cannot be, and shall not be, liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder or director of the Corporation by reason of the fact that the Group or any such individual pursues or acquires such Corporate Opportunity for the Group, directs, sells, assigns or otherwise transfers or deals in such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation; provided, however, that nothing in this Article Thirteen shall change a director's duties or obligations with respect to proprietary or confidential information of the Corporation or prohibit the Corporation from pursuing any Corporate Opportunity.

          a) Definitions

               (i) Affiliate means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.


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               (ii) Capital Stock of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interest in (however designated) the equity of such Person, including any preferred stock.

               (iii) Corporate Opportunity means an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy.

               (iv) Person means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (v) Subsidiary of any Person means any other Person of which more than fifty percent (50%) of the total Voting Power thereof of the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by the first Person and/or one or more of its Subsidiaries.

               (vi) Voting Power means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.

     ARTICLE FOURTEEN: Issuance of Rights. The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the DGCL and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the DGCL, Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article Fourteen and any such agreement, the term, "Continuing Directors," shall mean (1) those directors who were members of the Board of Directors at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election or appointment to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office and (2) such other members of the Board of Directors, if any, designated in, or in the manner provided in, such agreement as Continuing Directors.

     ARTICLE FIFTEEN: Amendment. The Corporation shall have the right, subject to any express provisions or restrictions contained in this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, from time to time, to amend this Second Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Second Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of


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the Corporation; provided however, that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article Five, Six, Seven, Eight, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Second Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Section 242 and 245 of the DGCL, has been executed by its duly authorized officer this 3rd day of March, 2005.

                                        MARINER ENERGY, INC.


                                        By: /s/ Jesus G. Melendrez
                                            ------------------------------------
                                        Name:   Jesus G. Melendrez
                                        Title:  Vice President-Corporate
                                                Development


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                          CERTIFICATE OF AMENDMENT OF
                          SECOND AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                              MARINER ENERGY, INC.


      Mariner Energy, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      First: The amendment to the Corporation's Second Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been authorized by the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      Second: The first sentence of Article Four of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

      "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200 million shares, of which 180 million shares shall be shares of Common Stock, par value $.0001 per share ("Common Stock"), and 20 million shares shall be shares of Preferred Stock, par value $.0001 per share ("Preferred Stock")."

      IN WITNESS WHEREOF, Mariner Energy, Inc. has caused this Certificate to be executed by its duly authorized officer on this 2nd day of March, 2006.

                                                  MARINER ENERGY, INC.


                                                  By: /s/ Rick G. Lester
                                                      --------------------------
                                                      Rick G. Lester
                                                      Vice President and
                                                      Chief Financial Officer